UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value	PMT	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PA	New York Stock Exchange
8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2020, PennyMac Mortgage Investment Trust (the “Company”) issued a press release announcing changes in the roles of some of its executive officers in conjunction with organizational changes announced today by PennyMac Financial Services, Inc. (NYSE: PFSI), the Company’s manager and service provider.

Andrew S. Chang, currently the Company’s Senior Managing Director and Chief Financial Officer, will become its Senior Managing Director and Chief Operating Officer, effective January 1, 2021. Mr. Chang will continue to oversee the Company’s finance division and will add responsibilities for enterprise operations, including marketing, human resources, corporate administration and regulatory relations; information technology; enterprise risk; and strategic planning and corporate sustainability. Mr. Chang, age 43, has been the Company’s Senior Managing Director and Chief Financial Officer since January 2017, the Company’s Senior Managing Director and Chief Business Development Officer from February 2016 through December 2016 and the Company’s Chief Business Development Officer from February 2013 to February 2016. Mr. Chang also has served in a variety of similar executive positions at Private National Mortgage Acceptance Company, LLC since May 2008. Prior to joining the Company, Mr. Chang was employed at BlackRock as a senior member in its advisory services practice from 2005 to 2008, and was employed at McKinsey & Company as a management consultant from 1999 to 2005. Mr. Chang earned an A.B. magna cum laude with highest honors in biology from Harvard University.

Daniel S. Perotti, currently the Company’s Senior Managing Director and Deputy Chief Financial Officer, will become its Senior Managing Director and Chief Financial Officer, effective January 1, 2021. Mr. Perotti, age 40, has been the Company’s Deputy Chief Financial Officer since January 2017 and in that role has been responsible for overseeing the Company’s accounting operations, financial planning and analysis, valuation of investment assets, tax analysis, and Sarbanes-Oxley program. Previously, Mr. Perotti served as the Company’s Chief Asset and Liability Management Officer among other positions since joining the Company in 2008. Prior to joining the Company, Mr. Perotti was employed at BlackRock and served as the head of the quantitative research team within its BlackRock Solutions business as well as in various other roles at BlackRock from 2002 to 2008. Mr. Perotti earned a B.A. in economics and computer science from Columbia University.

The compensation payable to Mr. Chang and Mr. Perotti will not change as a result of the appointments. There are no arrangements or understandings between Mr. Chang or Mr. Perotti and any other persons pursuant to which they were appointed as an executive officer. There are no family relationships between Mr. Chang or Mr. Perotti and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC between Mr. Chang or Mr. Perotti and the Company.

Item 7.01	Regulation FD Disclosure.

On December 16, 2020, the Company issued a press release announcing the matters described above in Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01, including the related information set forth in the press release attached hereto and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 16, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: December 16, 2020	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer